UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): March 10th, 2004

BANYAN CORPORATION
(Exact name of registrant as specified in its chapter)

OREGON	000-26065	84-1346327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 500, 1925 Century Park East, Los Angeles, California 90067
(address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (800) 808-0899

ITEM 1.     Changes in Control of Registrant

Not Applicable

ITEM 2.     Acquisition or Disposition of Assets

Not Applicable

ITEM 3.     Bankruptcy or Receivership

Not Applicable

ITEM 4.     Changes in Registrant's Certifying Accountant

Not Applicable

ITEM 5.     Other Events and Regulation FD Disclosure

On March 10th, 2004 the Registrant publicly disseminated a press release announcing that Chiropractic USA, Inc., a subsidiary of the Registrant, has entered Area Representative and Franchise Agreements with renowned Chiropractor, Dr. Dennis Nikitow. The Area Representative Agreement calls for the development of the state of Colorado with Dr. Nikitow as the Chiropractic USA Area Representative for the State. The Franchise Agreement converts Dr. Nikitow’s Denver-based clinic into a Chiropractic USA location. In addition, Dr. Nikitow will be involved with the Chiropractic USA training and development programs.

Dr. Nikitow has practiced Chiropractic for over 24 years in one of the largest cash practices in the country. He is the founder of the original Cash Practice Seminar, The Ultimate Certainty Seminar and Certainty Practice Products. Dr. Nikitow is one of the most sought-after teachers in the Chiropractic world, teaching for not only Chiropractic colleges and associations but for the largest, most well-known practice management groups and seminars in the world. He has trained over 20,000 Chiropractors in the last 20 years with his unique communication system. Many of the largest practices in the world, practices experiencing 500 or more patient visits per week, use his proven communication strategies, posters, pamphlets and tapes to reposition the public’s perception of Chiropractic as an essential part of their health care, as opposed to merely back pain therapy.

The information contained in the Press Release is incorporated herein by reference and filed as exhibit 99.1 hereto.

ITEM 6.     Resignations of Registrant's Directors

Not applicable.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired Not Applicable

(b)	Pro forma financial information Not Applicable

(c)	Exhibits The following Exhibits are filed as a part of this disclosure statement:

	99.1	The Registrant’s Press Release dated March 10th, 2004.

ITEM 8.     CHANGES IN FISCAL YEAR.

Not Applicable

ITEM 9.     REGULATION FD DISCLOSURE.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANYAN CORPORATION
(Registrant)

Date: March 15th, 2004	By:	/s/ Michael J. Gelmon

Michael J. Gelmon
Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit		Sequential
Number	Description	Page Number

99.1	The Registrant’s Press Release dated March 10th, 2004.